Exhibit 3.12

CERTIFICATE OF AMENDMENT OF CERTIFICATE
OF INCORPORATION OF OPSEIS, INC.

OPSEIS, INC., an Oklahoma Corporation (the “Corporation”), hereby certifies that:

     I. The name of the Corporation is Opseis, Inc. The Corporation was originally incorporated under the name of G3, Inc., and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Oklahoma on July 11, 1991.

     II. In accordance with §1027 of the Oklahoma General Corporation Act, the Board of Directors of the Corporation has adopted resolutions declaring the advisability of this Certificate of Amendment of Certificate of Incorporation of the Corporation by unanimous written consent.

     III. In accordance with §1073 of the Oklahoma General Corporation Act, the sole shareholder of the outstanding capital stock of the Corporation has approved this Certificate of Amendment of Certificate of Incorporation of the Corporation by written consent.

     IV. The amendments set forth herein were duly adopted in accordance with §1077 of the Oklahoma General Corporation Act.

     V. Article 1 of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The name of this corporation is: Sercel, Inc.”

     VI. The Article 2 of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is:

John R. Barker 2000 Boatmen’s Center 15 West 6th Street Tulsa, Tulsa County 74119-5447.”

     VII. All other Articles of the Corporation’s Certificate of Incorporation, as amended as of the date hereof, shall remain in full force and effect.

     VIII. The effective date of this Certificate of Amendment of Certificate of Incorporation of the Corporation shall be January 1, 1997.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary as of December 23, 1996.

OPSEIS, INC.
ATTEST:
	By:	/s/ Robert Albers
Robert Albers, Vice President

/s/ V. William Archer
V. William Archer, III, Secretary
[Seal]

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